Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

Option One Mortgage Loan Trust
2006-3

Marketing Materials

$856,613,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Barclays Capital Inc. Lehman Brothers	JP Morgan Securities Inc. HSBC Securities (USA) Inc.
H&R Block Financial Advisors, Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160
Bob Pucel	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Laura Ahn	(212) 438-8012

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Preliminary Term Sheet	Date Prepared: October 17, 2006

$856,613,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2006-3

Class(1,3,4)	Principal Amount ($)	WAL (Years) Call/Mat (2)	Pymt Window (Mths) Call/Mat(2)	Expected Rating (Moody’s/S&P)	Assumed Final Distribution Date	Certificate Type
I-A-1	$539,019,000	Not Offered Hereby		[Aaa/AAA]	February 2037	Fltg Rate Group I Senior
II-A-1	$278,254,000	1.00 / 1.00	1-20 / 1-20	[Aaa/AAA]	February 2037	Fltg Rate Group II Senior
II-A-2	$163,427,000	2.00 / 2.00	20-28 / 20-28	[Aaa/AAA]	February 2037	Fltg Rate Group II Senior
II-A-3	$121,682,000	3.00 / 3.00	28-62 / 28-62	[Aaa/AAA]	February 2037	Fltg Rate Group II Senior
II-A-4	$60,868,000	Not Offered Hereby		[Aaa/AAA]	February 2037	Fltg Rate Group II Senior
M-1	$76,500,000	3.73 / 3.73	41-49 / 41-49	[Aa1/AA+]	February 2037	Fltg Rate Subordinate
M-2	$73,500,000	4.76 / 4.80	49-70 / 49-79	[Aa2/AA]	February 2037	Fltg Rate Subordinate
M-3	$25,500,000	5.83 / 8.45	70-70 / 79-136	[Aa3/AA-]	February 2037	Fltg Rate Subordinate
M-4	$27,000,000	4.23 / 4.58	40-70 / 40-112	[A1/A+]	February 2037	Fltg Rate Subordinate
M-5	$24,750,000	4.20 / 4.52	39-70 / 39-106	[A2/A]	February 2037	Fltg Rate Subordinate
M-6	$18,000,000	4.17 / 4.46	39-70 / 39-100	[A3/A-]	February 2037	Fltg Rate Subordinate
M-7	$18,750,000	4.15 / 4.41	38-70 / 38-95	[Baa1/BBB+]	February 2037	Fltg Rate Subordinate
M-8	$12,000,000	4.14 / 4.34	38-70 / 38-89	[Baa1/BBB]	February 2037	Fltg Rate Subordinate
M-9	$17,250,000	4.13 / 4.26	37-70 / 37-83	[Baa2/BBB-]	February 2037	Fltg Rate Subordinate
M-10	$18,750,000	Not Offered Hereby		[Ba1/BB+]	February 2037	Fltg Rate Subordinate
M-11	$15,000,000			[Ba2/BB]	February 2037	Fltg Rate Subordinate
Total:	$1,490,250,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:	Option One Mortgage Acceptance Corporation.

Originator and Servicer:	Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	Barclays Capital Inc., JP Morgan Securities Inc., Lehman Brothers Inc., HSBC Securities (USA) Inc., H&R Block Financial Advisors Inc.

Trustee and Swap Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD.

PMI Insurer:	Mortgage Guaranty Insurance Corporation (“MGIC”).

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-10 and Class M-11 Certificates) are collectively referred to herein as the “Offered Certificates.” The Offered Certificates and the Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:
For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) October 1, 2006. For each Mortgage Loan subsequently acquired by the trust with funds from the Pre-Funding Accounts, the later of the (i) origination date of the Mortgage Loan or (ii) the first day of the month in which such Mortgage Loan is acquired.

Expected Pricing Date:	On or about the week of October [16], 2006.

Expected Closing Date:	On or about October 27, 2006.

Expected Settlement Date:	On or about October 27, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in November 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	After the Pre-Funding Period, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately 0.003% per annum on the aggregate principal balance of the Mortgage Loans and any funds on deposit in the Pre-Funding Accounts.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Initial Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $1,000,000,025, of which: (i) approximately $463,373,714 consisted of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Initial Mortgage Loans”) and (ii) approximately $536,626,311 consisted of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Initial Mortgage Loans” and together with the Group I Initial Mortgage Loans, the “Initial Mortgage Loans”).

With respect to approximately 15.39% of the Initial Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Additional Mortgage Loans:
On the Closing Date, in addition to the Initial Mortgage Loans, approximately, $99,999,975 of additional loans will be added to the trust, of which: (i) approximately, $46,337,358 of additional conforming balance Mortgage Loans (the “Group I Additional Mortgage Loans”) and (ii) approximately $53,662,616 consisted of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Additional Mortgage Loans” and together with the Group I Additional Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Pre-Funding Accounts:
Two accounts (the “Pre-Funding Accounts”) will be established on the Closing Date into which approximately $400,000,000 will be deposited, of which approximately (i) $185,349,481 will be used to purchase subsequent conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Subsequent Mortgage Loans”) and (ii) $214,650,519 will be used to purchase subsequent conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Subsequent Mortgage Loans” and together with the Group I Subsequent Mortgage Loans, the “Subsequent Mortgage Loans”). On or prior to January 23, 2007 (the “Pre-Funding Period”), the amounts on deposit in the Pre-Funding Accounts will be used to purchase Subsequent Mortgage Loans having similar characteristics to the Closing Date Mortgage Loans (with any unused portion of such deposit amount to be distributed as a distribution of principal of the related Certificates on the Distribution Date immediately following such date).

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the PMI Insurer fee rate, if applicable.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the PMI Insurer fee rate, if applicable.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (I) the numerator of which is equal to the product of (I) for each of the first three Distribution Dates, (A) 12 multiplied by (B) the amount of interest which accrued on the Closing Date Mortgage Loans in the prior calendar month at their Adjusted Net Mortgage Rates, plus the amount withdrawn from an interest coverage account, if any, for such Distribution Date minus the amount of any Net Swap Payment and Swap Termination Payment (other than any swap termination payment resulting from a swap provider trigger event) made to the Swap Provider and (II) thereafter, (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month at their Adjusted Net Mortgage Rates plus the amount withdrawn from an interest coverage account, if any, for such Distribution Date minus the amount of any Net Swap Payment and Swap Termination Payment (other than any swap termination payment resulting from a swap provider trigger event) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs and (ii) the amounts on deposit in the Pre-Funding Accounts.

Maximum Cap Rate:
The “Maximum Cap” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (I) the numerator of which is equal to the product of (I) for each of the first three Distribution Dates, (A) 12 multiplied by (B) the amount of interest which accrued on the Closing Date Mortgage Loans in the prior calendar month at their Adjusted Net Maximum Mortgage Rates plus the amount withdrawn from an interest coverage account, if any, for such Distribution Date minus the amount of any Net Swap Payment and Swap Termination Payment (other than any swap termination payment resulting from a swap provider trigger event) made to the Swap Provider plus the amount of any Net Swap Payment and Swap Termination Payment made by the Swap Provider and (II) thereafter, (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month at their Adjusted Net Maximum Mortgage Rates plus the amount withdrawn from an interest coverage account, if any, for such Distribution Date minus the amount of any Net Swap Payment and Swap Termination Payment (other than any swap termination payment resulting from a swap provider trigger event) made to the Swap Provider plus the amount of any Net Swap Payment and Swap Termination Payment made by the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs and (ii) the amounts on deposit in the Pre-Funding Accounts.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) PMI Policy;
2) Excess Cashflow;
3) Swap Agreement;
4) The Overcollateralization Amount; and,
5) Subordination.

The PMI Policy:
As of the Cut-off Date, it is expected that approximately 13.72% of the Closing Date Mortgage Loans will be covered by a primary mortgage insurance policy (the “PMI Policy”) issued by the PMI Insurer. For each of these Mortgage Loans, the PMI Insurer would provide insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in December 2006 and ending with the Distribution Date in August 2012, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [5.085]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates and the Class M-10 and M-11 Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates and the Class M-10 and M-11 Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans and any remaining amounts in the Pre-Funding Accounts over the aggregate principal balance of the Offered Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.65% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Accounts on the Closing Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization Target Amount:
Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 0.65% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Accounts on the Closing Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 1.30% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Accounts on the Closing Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in November 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 44.90%.

Credit Enhancement Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the sum of (a) the aggregate principal balance of the Mortgage Loans and (b) any remaining amounts in the Pre-Funding Accounts.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [35.60]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the sum of (a) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
November 2008 - October 2009	[1.45]% for November 2008, plus 1/12 of [1.75]% thereafter
November 2009 - October 2010	[3.20 ]% for November 2009, plus 1/12 of [1.80]% thereafter
November 2010 - October 2011	[ 5.00]% for November 2010, plus 1/12 of [1.40]% thereafter
November 2011 - October 2012	[6.40]% for November 2011, plus 1/12 of [0.70]% thereafter
November 2012 and thereafter	[7.10]%

Expected Credit Support
Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	22.45%	44.90%
Class M-1	17.35%	34.70%
Class M-2	12.45%	24.90%
Class M-3	10.75%	21.50%
Class M-4	8.95%	17.90%
Class M-5	7.30%	14.60%
Class M-6	6.10%	12.20%
Class M-7	4.85%	9.70%
Class M-8	4.05%	8.10%
Class M-9	2.90%	5.80%
Class M-10	1.65%	3.30%
Class M-11	0.65%	1.30%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.
.
Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first to pay servicing fees, trustee fees and PMI Insurer Fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates, and fourteenth, monthly interest to the Class M-11 Certificates.

2)
Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-11 Certificates as described under "Principal Paydown."

3)
Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, and then any unpaid applied Realized Loss amount to the Class M-11 Certificates.

4)
Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)
Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, then ix) the Class M-9 Certificates, then x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, such that the Senior Certificates will have at least 44.90% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least 21.50% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 17.90% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 14.60% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 12.20% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 9.70% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 8.10% credit enhancement, eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 5.80% credit enhancement, ninth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.30% credit enhancement, tenth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 1.30% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Class A Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Subordinate Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Total Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,000,000,025	$15,020	$2,166,816
Average Scheduled Principal Balance	$197,044
Number of Mortgage Loans	5,075

Weighted Average Gross Coupon	8.758%	5.700%	14.850%
Weighted Average FICO Score	607	500	809
Weighted Average Combined Original LTV	80.58%	24.24%	100.00%
Weighted Average Debt-to-Income	42.78%	0.45%	66.92%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	175 months	360 months
Weighted Average Seasoning	2 months	0 months	9 months

Weighted Average Gross Margin	6.148%	2.700%	9.750%
Weighted Average Minimum Interest Rate	8.594%	5.500%	14.300%
Weighted Average Maximum Interest Rate	14.596%	9.200%	20.300%
Weighted Average Initial Rate Cap	2.983%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	15 months	180 months

Maturity Date		May 1 2021	Oct 1 2036
Maximum Zip Code Concentration	0.31%	95624

ARM	96.00%
Fixed Rate	4.00%

15/15 6 MO LIBOR	0.03%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	43.13%
2/28 6 MO LIBOR 40/30 Balloon	34.08%
2/28 6 MO LIBOR IO	9.14%
3/27 6 MO LIBOR	1.22%
3/27 6 MO LIBOR 40/30 Balloon	0.99%
3/27 6 MO LIBOR IO	0.33%
5/25 6 MO LIBOR	2.53%
5/25 6 MO LIBOR 40/30 Balloon	2.89%
5/25 6 MO LIBOR IO	1.65%
Fixed Rate 15 Yr	0.00%
Fixed Rate 20 Yr	0.02%
Fixed Rate 30 Yr	3.98%

Interest Only	11.12%
Not Interest Only	88.88%

Prepay Penalty: 0 months	27.82%
Prepay Penalty: 12 months	9.76%
Prepay Penalty: 24 months	56.60%
Prepay Penalty: 30 months	0.06%
Prepay Penalty: 36 months	5.76%

First Lien	95.98%
Second Lien	4.02%

Business Bank Statements	1.26%
Full Documentation	57.78%
Lite Documentation	0.70%
No Documentation	0.71%
Stated Income Documentation	39.55%

Cash Out Refinance	59.81%
Purchase	33.28%
Rate/Term Refinance	6.90%

2-4 Units Attached	2.09%
2-4 Units Detached	6.89%
Condo Conversion Attached	0.04%
Condo High-Rise Attached	0.20%
Condo Low-Rise Attached	2.51%
Condo Low-Rise Detached	0.06%
Condotel Attached	0.04%
Manufactured Housing	0.03%
PUD Attached	1.20%
PUD Detached	11.30%
Single Family Attached	2.75%
Single Family Detached	72.90%

Non-owner	7.52%
Primary	90.54%
Second Home	1.94%

Top 5 States:
California	23.17%
Florida	10.99%
New York	8.08%
Texas	7.88%
Massachusetts	6.35%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	815	24,420,853.52	2.44%	12.169	356	98.55	597
50,000.01 - 100,000.00	910	68,185,731.72	6.82%	10.702	358	82.63	597
100,000.01 - 150,000.00	957	118,735,096.10	11.87%	9.491	358	80.53	598
150,000.01 - 200,000.00	618	108,009,356.33	10.80%	9.081	358	79.34	601
200,000.01 - 250,000.00	446	99,429,076.35	9.94%	8.727	358	80.03	602
250,000.01 - 300,000.00	341	93,446,689.85	9.34%	8.377	358	80.30	608
300,000.01 - 350,000.00	253	82,319,888.24	8.23%	8.245	358	80.42	604
350,000.01 - 400,000.00	190	71,361,495.59	7.14%	8.097	358	79.63	616
400,000.01 - 450,000.00	126	54,024,601.41	5.40%	8.216	358	81.71	610
450,000.01 - 500,000.00	106	50,592,798.56	5.06%	8.099	358	79.81	614
500,000.01 - 550,000.00	66	34,631,844.45	3.46%	8.110	358	80.37	616
550,000.01 - 600,000.00	45	25,800,895.25	2.58%	8.351	358	84.02	612
600,000.01 - 650,000.00	39	24,451,584.43	2.45%	8.078	358	80.27	622
650,000.01 - 700,000.00	34	22,911,388.83	2.29%	8.279	358	83.50	618
700,000.01 - 750,000.00	26	18,884,242.79	1.89%	8.227	358	83.81	627
750,000.01 - 800,000.00	19	14,749,142.39	1.47%	8.198	358	85.87	612
800,000.01 - 850,000.00	13	10,780,865.62	1.08%	8.040	358	78.06	604
850,000.01 - 900,000.00	12	10,494,079.88	1.05%	8.699	357	78.87	610
900,000.01 - 950,000.00	6	5,631,426.92	0.56%	7.906	358	79.69	612
950,000.01 - 1,000,000.00	12	11,738,435.88	1.17%	8.189	358	77.62	618
1,000,000.01+	41	49,400,530.98	4.94%	7.780	358	70.66	624
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	15	7,672,304.36	0.77%	5.775	358	70.39	662
6.000 - 6.499	42	15,554,653.89	1.56%	6.248	359	75.48	633
6.500 - 6.999	145	52,893,374.88	5.29%	6.788	358	77.47	626
7.000 - 7.499	213	80,408,990.80	8.04%	7.255	358	77.83	621
7.500 - 7.999	463	163,044,764.18	16.30%	7.763	358	79.17	622
8.000 - 8.499	520	151,878,069.12	15.19%	8.230	358	80.09	614
8.500 - 8.999	708	174,685,967.53	17.47%	8.754	358	80.98	605
9.000 - 9.499	531	103,262,412.75	10.33%	9.213	358	81.85	602
9.500 - 9.999	834	103,242,266.47	10.32%	9.754	358	82.64	590
10.000 -10.499	306	43,666,208.93	4.37%	10.235	358	80.95	583
10.500 -10.999	257	32,346,573.16	3.23%	10.714	358	80.55	587
11.000 -11.499	177	22,602,464.38	2.26%	11.217	358	79.89	576
11.500 -11.999	162	14,967,745.03	1.50%	11.724	358	80.02	578
12.000 -12.499	94	7,224,103.90	0.72%	12.215	357	81.50	575
12.500 -12.999	84	5,398,935.56	0.54%	12.679	357	86.08	576
13.000 -13.499	137	6,219,142.44	0.62%	13.268	357	99.90	603
13.500 -13.999	127	4,717,363.69	0.47%	13.802	356	99.83	590
14.000 -14.499	250	9,850,452.68	0.99%	14.102	357	99.95	588
14.500 -14.999	10	364,231.34	0.04%	14.559	357	100.00	586
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	168	34,422,224.73	3.44%	10.095	357	75.39	513
525-549	173	38,553,053.34	3.86%	9.817	357	76.27	537
550-574	626	116,747,237.73	11.67%	9.192	358	79.09	564
575-599	1,811	273,735,760.42	27.37%	8.995	358	81.41	587
600-624	1,057	222,744,731.82	22.27%	8.530	358	81.76	611
625-649	648	160,044,394.21	16.00%	8.286	358	80.71	636
650-674	307	84,397,356.27	8.44%	8.241	358	79.11	661
675-699	127	32,545,638.63	3.25%	8.103	358	83.24	685
700+	120	32,064,441.73	3.21%	8.160	358	82.92	732
None	38	4,745,186.21	0.47%	10.436	358	74.43	0
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	57	11,232,455.14	1.12%	8.712	357	41.16	594
50.00- 54.99	36	8,961,800.90	0.90%	8.649	356	52.60	577
55.00- 59.99	62	13,447,056.68	1.34%	8.216	358	57.81	613
60.00- 64.99	124	31,007,380.93	3.10%	8.256	358	62.50	606
65.00- 69.99	193	57,483,520.16	5.75%	8.257	358	66.86	604
70.00- 74.99	224	69,195,905.08	6.92%	8.331	358	71.81	605
75.00- 79.99	378	96,938,240.71	9.69%	8.602	358	76.90	595
80.00	1,594	306,804,798.61	30.68%	8.712	358	80.00	607
80.01- 84.99	145	44,748,678.67	4.47%	8.189	358	83.50	609
85.00- 89.99	448	123,483,874.43	12.35%	8.485	359	85.97	610
90.00- 94.99	766	187,985,251.07	18.80%	8.890	358	90.02	614
95.00- 99.99	51	4,939,627.07	0.49%	10.206	357	95.39	617
100.00	997	43,771,435.64	4.38%	11.937	357	100.00	615
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	57	11,232,455.14	1.12%	8.712	357	41.16	594
50.00- 54.99	36	8,961,800.90	0.90%	8.649	356	52.60	577
55.00- 59.99	62	13,447,056.68	1.34%	8.216	358	57.81	613
60.00- 64.99	122	30,585,604.94	3.06%	8.220	358	62.49	607
65.00- 69.99	191	57,116,644.54	5.71%	8.280	358	66.85	603
70.00- 74.99	220	68,121,183.70	6.81%	8.326	358	71.81	604
75.00- 79.99	353	94,052,717.18	9.41%	8.580	358	76.87	594
80.00	586	140,626,030.98	14.06%	8.718	358	79.94	603
80.01- 84.99	146	44,844,637.54	4.48%	8.193	358	83.49	609
85.00- 89.99	451	123,136,992.04	12.31%	8.485	359	85.88	610
90.00- 94.99	765	188,042,407.46	18.80%	8.890	358	89.93	614
95.00- 99.99	95	13,482,812.13	1.35%	9.524	358	86.67	609
100.00	1,991	206,349,681.86	20.63%	9.380	358	84.23	612
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	3	149,815.09	0.01%	9.098	179	67.56	647
240	6	186,666.35	0.02%	12.081	237	100.00	618
360	5,066	999,663,543.65	99.97%	8.757	358	80.58	607
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	3	149,815.09	0.01%	9.098	179	67.56	647
181-240	6	186,666.35	0.02%	12.081	237	100.00	618
301-360	5,066	999,663,543.65	99.97%	8.757	358	80.58	607
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	125	20,115,113.25	2.01%	9.237	358	81.06	607
20.01 -25.00	185	27,633,086.62	2.76%	8.953	358	78.78	610
25.01 -30.00	360	57,432,012.34	5.74%	9.041	358	79.70	603
30.01 -35.00	522	83,849,781.50	8.38%	8.955	358	80.86	608
35.01 -40.00	767	141,007,847.88	14.10%	8.842	358	80.28	606
40.01 -45.00	958	191,704,306.09	19.17%	8.755	358	80.43	610
45.01 -50.00	1,089	235,608,270.20	23.56%	8.694	358	81.22	607
50.01 -55.00	845	185,922,564.03	18.59%	8.639	358	80.69	604
55.01 -60.00	198	47,985,008.60	4.80%	8.368	358	80.56	604
60.01+	7	1,590,862.76	0.16%	8.029	357	85.21	604
None	19	7,151,171.82	0.72%	8.487	358	75.61	681
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	4,069	959,977,509.39	96.00%	8.606	358	79.79	607
Fixed Rate	1,006	40,022,515.70	4.00%	12.412	356	99.68	606
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	7	251,809.03	0.03%	13.202	359	87.41	598
2/13 6 MO LIBOR	2	133,038.17	0.01%	8.732	179	64.10	653
2/28 6 MO LIBOR	2,305	431,277,781.17	43.13%	9.180	358	79.43	601
2/28 6 MO LIBOR 40/30 Balloon	1,148	340,832,782.40	34.08%	8.268	358	80.47	603
2/28 6 MO LIBOR IO	257	91,384,747.60	9.14%	7.842	358	80.97	631
3/27 6 MO LIBOR	58	12,158,810.62	1.22%	8.669	358	76.53	619
3/27 6 MO LIBOR 40/30 Balloon	42	9,898,832.03	0.99%	8.283	358	80.71	599
3/27 6 MO LIBOR IO	6	3,348,640.00	0.33%	6.920	359	77.89	716
5/25 6 MO LIBOR	104	25,272,418.96	2.53%	8.377	359	76.07	625
5/25 6 MO LIBOR 40/30 Balloon	105	28,927,616.42	2.89%	7.794	359	79.07	617
5/25 6 MO LIBOR IO	35	16,491,032.99	1.65%	6.989	358	77.49	656
Fixed Rate 15 Yr	1	16,776.92	0.00%	12.000	175	95.00	602
Fixed Rate 20 Yr	6	186,666.35	0.02%	12.081	237	100.00	618
Fixed Rate 30 Yr	999	39,819,072.43	3.98%	12.413	357	99.68	606
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	298	111,224,420.59	11.12%	7.688	358	80.36	638
Not Interest Only	4,777	888,775,604.50	88.88%	8.892	358	80.61	604
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,747	278,191,456.22	27.82%	9.172	358	80.85	608
Prepay Penalty: 12 months	274	97,567,425.66	9.76%	8.441	358	78.45	620
Prepay Penalty: 24 months	2,815	566,036,091.18	56.60%	8.702	358	80.95	603
Prepay Penalty: 30 months	2	619,529.00	0.06%	7.448	359	75.26	627
Prepay Penalty: 36 months	237	57,585,523.03	5.76%	7.862	359	79.37	630
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,063	959,831,342.85	95.98%	8.605	358	79.78	607
Second Lien	1,012	40,168,682.24	4.02%	12.417	356	99.68	606
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	47	12,595,784.98	1.26%	8.684	359	82.39	606
Full Documentation	3,659	577,798,097.76	57.78%	8.831	358	81.68	597
Lite Documentation	23	7,025,407.07	0.70%	8.895	358	83.01	611
No Documentation	18	7,072,684.77	0.71%	8.459	358	75.34	681
Stated Income Documentation	1,328	395,508,050.51	39.55%	8.656	358	78.97	621
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,205	598,121,344.39	59.81%	8.490	358	78.58	606
Purchase	2,521	332,828,877.52	33.28%	9.220	358	84.30	612
Rate/Term Refinance	349	69,049,803.18	6.90%	8.848	358	80.00	598
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	53	20,875,060.15	2.09%	8.521	359	79.07	639
2-4 Units Detached	222	68,925,064.16	6.89%	8.842	358	80.66	620
Condo Conversion Attached	4	421,285.48	0.04%	10.557	358	87.44	599
Condo High-Rise Attached	5	1,984,158.87	0.20%	8.413	359	83.93	648
Condo Low-Rise Attached	139	25,082,411.39	2.51%	9.181	358	81.93	619
Condo Low-Rise Detached	3	584,073.70	0.06%	7.633	355	74.04	632
Condotel Attached	1	377,859.98	0.04%	7.100	359	80.00	745
Manufactured Housing	2	286,402.41	0.03%	10.207	351	85.00	622
PUD Attached	67	12,028,982.95	1.20%	8.796	358	82.81	611
PUD Detached	594	112,962,472.14	11.30%	8.757	358	81.45	602
Single Family Attached	145	27,504,967.05	2.75%	8.745	358	80.57	605
Single Family Detached	3,840	728,967,286.81	72.90%	8.744	358	80.39	606
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	388	75,187,748.55	7.52%	9.484	358	82.70	639
Primary	4,623	905,431,500.42	90.54%	8.699	358	80.51	604
Second Home	64	19,380,776.12	1.94%	8.688	358	75.90	620
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	247	63,870,207.46	6.39%	8.699	358	79.06	584
AA	521	125,047,913.07	12.50%	8.749	358	80.25	590
AA+	3,836	719,168,613.37	71.92%	8.604	358	81.69	617
B	204	46,913,298.93	4.69%	9.684	358	77.39	569
C	176	30,228,514.31	3.02%	10.006	358	71.87	579
CC	91	14,771,477.95	1.48%	11.076	358	64.20	571
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	43	3,660,815.19	0.37%	10.193	358	85.32	592
Alaska	2	362,997.94	0.04%	7.842	359	71.75	606
Arizona	105	22,944,077.19	2.29%	8.650	358	80.70	606
Arkansas	17	1,365,981.07	0.14%	10.314	358	87.03	599
California	550	231,681,993.70	23.17%	7.951	358	80.11	613
Colorado	78	12,771,029.59	1.28%	8.953	358	81.73	607
Connecticut	69	15,285,657.60	1.53%	8.537	358	80.04	610
Delaware	6	946,570.13	0.09%	8.459	359	81.09	599
District of Columbia	13	5,432,910.38	0.54%	8.990	358	62.66	576
Florida	558	109,934,582.33	10.99%	8.959	358	80.59	605
Georgia	178	24,792,185.22	2.48%	9.426	358	80.27	609
Hawaii	19	7,239,191.16	0.72%	7.986	359	77.20	633
Idaho	21	3,341,043.19	0.33%	8.490	359	82.74	602
Illinois	147	21,701,954.26	2.17%	9.577	358	81.66	602
Indiana	72	6,708,015.98	0.67%	9.848	358	83.90	600
Iowa	27	2,368,641.10	0.24%	9.888	358	82.16	615
Kansas	11	591,944.22	0.06%	10.857	341	84.37	598
Kentucky	55	5,436,891.40	0.54%	9.520	358	84.25	599
Louisiana	42	4,757,682.00	0.48%	9.928	358	83.71	601
Maine	40	6,677,205.90	0.67%	9.223	358	81.78	604
Maryland	101	22,639,203.34	2.26%	8.475	358	78.36	609
Massachusetts	206	63,539,612.76	6.35%	8.553	358	79.97	613
Michigan	219	26,178,997.54	2.62%	9.492	358	82.16	593
Minnesota	62	11,546,588.80	1.15%	8.711	358	82.54	615
Mississippi	16	1,819,930.52	0.18%	9.365	359	83.68	602
Missouri	78	8,093,066.41	0.81%	10.021	358	84.04	591
Montana	6	885,925.82	0.09%	9.121	358	85.39	594
Nebraska	2	83,180.45	0.01%	12.925	356	88.13	594
Nevada	73	15,992,643.52	1.60%	8.661	358	82.69	601
New Hampshire	39	7,285,506.84	0.73%	9.102	358	79.16	594
New Jersey	149	47,326,101.57	4.73%	8.755	358	78.21	608
New York	256	80,768,210.65	8.08%	8.447	358	78.63	621
North Carolina	118	15,725,227.25	1.57%	9.582	358	82.75	610
North Dakota	3	262,807.78	0.03%	9.560	359	79.64	594
Ohio	166	15,309,548.67	1.53%	9.899	358	83.32	602
Oklahoma	37	2,808,180.75	0.28%	9.759	358	85.61	591
Oregon	37	10,570,112.00	1.06%	8.434	358	80.35	616
Pennsylvania	131	17,945,297.50	1.79%	9.313	358	81.44	590
Rhode Island	50	11,046,863.64	1.10%	8.713	358	81.05	618
South Carolina	62	6,633,105.90	0.66%	9.515	357	81.73	607
South Dakota	4	298,969.27	0.03%	9.705	359	87.15	576
Tennessee	55	4,882,025.09	0.49%	9.479	358	83.30	598
Texas	805	78,818,768.52	7.88%	9.409	358	82.18	595
Utah	28	5,288,722.50	0.53%	8.632	359	84.64	622
Vermont	14	1,674,665.03	0.17%	9.896	358	80.26	606
Virginia	145	24,486,691.35	2.45%	9.347	358	81.48	596
Washington	89	20,231,496.63	2.02%	8.746	358	81.76	598
Wisconsin	63	9,107,227.14	0.91%	9.351	358	82.08	596
Wyoming	8	749,978.30	0.07%	10.102	358	84.30	583
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	4,018	824,212,215.33	82.42%	8.764	358	80.72	607
Silent 2nd	1,057	175,787,809.76	17.58%	8.732	359	79.94	611
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	137,943.70	0.01%	11.021	357	75.59	522
3.500 - 3.999	1	70,728.91	0.01%	11.140	351	80.00	542
4.000 - 4.499	10	1,434,511.97	0.15%	8.440	359	77.75	635
4.500 - 4.999	4	842,361.78	0.09%	10.486	357	76.22	566
5.000 - 5.499	60	12,696,081.21	1.32%	8.630	358	74.66	598
5.500 - 5.999	1,223	275,650,590.63	28.71%	8.242	359	79.83	618
6.000 - 6.499	2,159	527,666,116.36	54.97%	8.564	358	80.91	609
6.500 - 6.999	346	82,638,640.78	8.61%	9.312	358	77.59	577
7.000 - 7.499	173	35,028,403.39	3.65%	9.768	358	73.06	586
7.500 - 7.999	68	17,783,457.36	1.85%	9.423	357	75.56	584
8.000 - 8.499	16	4,646,171.75	0.48%	9.514	357	72.45	560
8.500 - 8.999	4	680,176.66	0.07%	9.808	357	78.87	623
9.000 - 9.499	2	267,653.91	0.03%	10.216	357	78.43	567
9.500 - 9.999	1	434,670.98	0.05%	10.750	358	62.14	533
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	22	9,981,818.02	1.04%	6.249	358	72.24	659
6.000 - 6.499	45	16,005,941.02	1.67%	6.365	359	75.50	631
6.500 - 6.999	145	52,920,041.69	5.51%	6.795	358	77.45	626
7.000 - 7.499	212	79,946,590.80	8.33%	7.254	358	77.82	621
7.500 - 7.999	464	163,621,467.36	17.04%	7.773	358	79.25	622
8.000 - 8.499	521	152,233,399.10	15.86%	8.236	358	80.04	614
8.500 - 8.999	700	172,874,511.66	18.01%	8.756	358	80.95	605
9.000 - 9.499	514	102,272,130.61	10.65%	9.212	358	81.75	602
9.500 - 9.999	536	94,350,540.64	9.83%	9.736	358	81.07	590
10.000 -10.499	290	42,767,315.93	4.46%	10.234	358	80.61	582
10.500 -10.999	239	30,861,270.15	3.21%	10.713	358	80.23	584
11.000 -11.499	157	20,797,131.92	2.17%	11.218	358	78.45	567
11.500 -11.999	130	12,875,965.22	1.34%	11.724	358	76.87	565
12.000 -12.499	60	5,561,804.47	0.58%	12.223	358	76.14	554
12.500 -12.999	28	2,761,414.26	0.29%	12.628	358	74.94	542
13.500 -13.999	4	99,691.04	0.01%	13.699	360	100.00	592
14.000 -14.499	2	46,475.50	0.00%	14.300	359	100.00	588
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	219,539.28	0.02%	6.200	358	75.00	555
9.500 - 9.999	5	1,227,590.62	0.13%	6.794	359	77.68	653
10.000 -10.499	4	1,233,076.41	0.13%	7.258	359	80.56	651
10.500 -10.999	4	1,209,781.89	0.13%	7.827	359	79.30	598
11.000 -11.499	1	107,852.57	0.01%	8.350	359	80.00	627
11.500 -11.999	20	8,482,721.85	0.88%	6.064	358	71.75	660
12.000 -12.499	46	16,082,226.45	1.68%	6.386	359	75.54	633
12.500 -12.999	143	51,591,562.07	5.37%	6.839	359	77.63	626
13.000 -13.499	211	77,836,704.77	8.11%	7.265	358	78.02	620
13.500 -13.999	456	159,404,140.86	16.60%	7.758	358	79.17	622
14.000 -14.499	521	152,838,814.14	15.92%	8.221	358	79.92	613
14.500 -14.999	699	174,033,928.61	18.13%	8.742	358	80.99	605
15.000 -15.499	511	102,244,178.08	10.65%	9.209	358	81.92	603
15.500 -15.999	541	96,688,021.49	10.07%	9.698	358	80.95	590
16.000 -16.499	289	42,918,922.85	4.47%	10.228	358	80.47	582
16.500 -16.999	240	31,469,060.32	3.28%	10.679	358	79.67	585
17.000 -17.499	155	20,063,383.92	2.09%	11.210	358	78.51	569
17.500 -17.999	128	13,004,723.43	1.35%	11.678	358	77.11	563
18.000 -18.499	61	6,365,862.94	0.66%	12.105	358	75.75	548
18.500 -18.999	27	2,809,250.30	0.29%	12.558	358	74.97	540
19.500 -19.999	4	99,691.04	0.01%	13.699	360	100.00	592
20.000 -20.499	2	46,475.50	0.00%	14.300	359	100.00	588
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	449,193.94	0.05%	7.900	358	80.00	598
2.000	48	15,642,488.87	1.63%	8.169	357	73.00	599
3.000	4,020	943,885,826.58	98.32%	8.613	358	79.90	608
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4,066	958,986,960.33	99.90%	8.605	358	79.79	607
1.500	3	990,549.06	0.10%	9.157	357	81.71	592
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
01/01/08	7	1,944,965.82	0.20%	8.602	351	78.05	602
02/01/08	15	4,055,528.18	0.42%	8.768	352	75.41	589
03/01/08	6	1,754,999.73	0.18%	8.417	353	76.75	585
04/01/08	21	5,956,315.20	0.62%	8.403	354	78.58	604
05/01/08	56	19,983,134.28	2.08%	8.393	355	78.10	599
06/01/08	132	35,799,650.82	3.73%	9.032	356	77.14	589
07/01/08	480	123,333,718.76	12.85%	8.855	357	79.89	591
08/01/08	843	189,944,370.71	19.79%	9.080	358	80.52	600
09/01/08	2,150	480,415,665.84	50.04%	8.464	359	80.20	612
10/01/08	2	440,000.00	0.05%	9.016	360	80.00	604
03/01/09	2	449,223.60	0.05%	7.607	353	80.63	572
04/01/09	2	646,971.08	0.07%	8.687	354	79.73	564
06/01/09	4	724,706.71	0.08%	8.885	356	73.71	576
07/01/09	8	1,021,733.06	0.11%	10.106	357	78.84	604
08/01/09	23	4,988,664.85	0.52%	8.992	358	77.39	593
09/01/09	67	17,574,983.35	1.83%	7.961	359	78.66	639
01/01/11	1	210,238.63	0.02%	6.900	351	75.36	688
02/01/11	1	375,816.80	0.04%	7.750	352	70.00	652
05/01/11	1	101,709.82	0.01%	8.875	355	30.00	670
06/01/11	4	2,090,843.56	0.22%	7.695	356	62.76	641
07/01/11	23	6,519,774.85	0.68%	7.800	357	78.04	610
08/01/11	39	9,503,149.21	0.99%	8.391	358	76.71	603
09/01/11	175	51,889,535.50	5.41%	7.718	359	78.50	635
08/01/21	1	105,642.49	0.01%	12.250	358	70.00	608
09/01/21	3	72,686.54	0.01%	13.935	359	100.00	591
10/01/21	3	73,480.00	0.01%	13.846	360	100.00	590
Total	4,069	959,977,509.39	100.00%	8.606	358	79.79	607

MI Insurer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No MI	4,600	862,827,193.14	86.28%	8.797	358	79.58	607
MGIC	475	137,172,831.95	13.72%	8.516	358	86.90	612
Total	5,075	1,000,000,025.09	100.00%	8.758	358	80.58	607

Group I Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$463,373,714	$15,032	$732,882
Average Scheduled Principal Balance	$172,901
Number of Mortgage Loans	2,680

Weighted Average Gross Coupon	8.891%	5.700%	12.950%
Weighted Average FICO Score	602	500	802
Weighted Average Combined Original LTV	79.43%	24.24%	100.00%
Weighted Average Debt-to-Income	43.07%	20.07%	59.95%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	175 months	360 months
Weighted Average Seasoning	2 months	0 months	9 months

Weighted Average Gross Margin	6.177%	2.700%	7.950%
Weighted Average Minimum Interest Rate	8.860%	5.500%	12.950%
Weighted Average Maximum Interest Rate	14.843%	9.200%	18.950%
Weighted Average Initial Rate Cap	2.987%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	15 months	178 months

Maturity Date		May 1 2021	Oct 1 2036
Maximum Zip Code Concentration	0.28%	11203

ARM	98.90%
Fixed Rate	1.10%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	51.41%
2/28 6 MO LIBOR 40/30 Balloon	34.25%
2/28 6 MO LIBOR IO	2.15%
3/27 6 MO LIBOR	1.63%
3/27 6 MO LIBOR 40/30 Balloon	1.51%
3/27 6 MO LIBOR IO	0.14%
5/25 6 MO LIBOR	2.77%
5/25 6 MO LIBOR 40/30 Balloon	4.34%
5/25 6 MO LIBOR IO	0.67%
Fixed Rate 15 Yr	0.00%
Fixed Rate 20 Yr	0.02%
Fixed Rate 30 Yr	1.07%

Interest Only	2.96%
Not Interest Only	97.04%

Prepay Penalty: 0 months	29.98%
Prepay Penalty: 12 months	8.67%
Prepay Penalty: 24 months	55.10%
Prepay Penalty: 30 months	0.04%
Prepay Penalty: 36 months	6.21%

First Lien	98.90%
Second Lien	1.10%

Business Bank Statements	0.77%
Full Documentation	61.28%
Lite Documentation	0.47%
Stated Income Documentation	37.49%

Cash Out Refinance	71.12%
Purchase	19.00%
Rate/Term Refinance	9.87%

2-4 Units Attached	2.63%
2-4 Units Detached	8.74%
Condo Low-Rise Attached	2.86%
Condo Low-Rise Detached	0.12%
Condotel Attached	0.08%
PUD Attached	1.57%
PUD Detached	7.51%
Single Family Attached	3.39%
Single Family Detached	73.10%

Non-owner	11.56%
Primary	85.83%
Second Home	2.61%

Top 5 States:
California	13.51%
Florida	12.75%
New York	7.75%
Massachusetts	7.18%
Texas	6.62%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	187	4,943,382.45	1.07%	10.636	354	96.03	602
50,000.01 - 100,000.00	563	43,228,325.32	9.33%	10.322	358	79.13	594
100,000.01 - 150,000.00	622	77,329,517.79	16.69%	9.455	358	79.69	598
150,000.01 - 200,000.00	415	72,704,271.56	15.69%	9.125	358	78.33	599
200,000.01 - 250,000.00	298	66,539,738.25	14.36%	8.750	358	79.12	600
250,000.01 - 300,000.00	233	63,671,416.97	13.74%	8.377	358	79.54	606
300,000.01 - 350,000.00	156	50,756,210.55	10.95%	8.274	358	79.13	602
350,000.01 - 400,000.00	131	49,167,663.04	10.61%	8.141	358	79.11	612
400,000.01 - 450,000.00	41	17,256,205.94	3.72%	8.145	358	81.17	611
450,000.01 - 500,000.00	16	7,655,430.78	1.65%	7.998	359	80.01	623
500,000.01 - 550,000.00	11	5,748,114.79	1.24%	8.218	358	77.23	630
550,000.01 - 600,000.00	3	1,684,270.08	0.36%	9.268	358	86.65	628
600,000.01 - 650,000.00	2	1,239,762.29	0.27%	9.567	359	79.03	566
700,000.01 - 750,000.00	2	1,449,403.82	0.31%	9.805	358	81.96	585
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	7	2,153,000.79	0.46%	5.861	358	67.28	656
6.000 - 6.499	22	6,405,738.30	1.38%	6.296	359	73.82	618
6.500 - 6.999	76	21,172,325.71	4.57%	6.796	358	74.56	627
7.000 - 7.499	111	30,861,462.72	6.66%	7.252	358	77.26	623
7.500 - 7.999	233	59,651,871.15	12.87%	7.772	358	78.36	619
8.000 - 8.499	291	64,851,140.00	14.00%	8.234	358	79.88	608
8.500 - 8.999	419	83,961,911.73	18.12%	8.749	358	80.60	601
9.000 - 9.499	325	54,837,738.97	11.83%	9.226	358	80.90	601
9.500 - 9.999	440	54,941,379.99	11.86%	9.752	358	81.88	595
10.000 -10.499	211	26,610,246.34	5.74%	10.239	358	80.25	586
10.500 -10.999	189	23,333,482.85	5.04%	10.718	358	79.61	581
11.000 -11.499	131	16,039,857.18	3.46%	11.220	358	76.85	568
11.500 -11.999	113	10,843,533.40	2.34%	11.728	358	77.71	569
12.000 -12.499	62	4,730,355.93	1.02%	12.228	357	77.12	559
12.500 -12.999	50	2,979,668.57	0.64%	12.679	356	79.48	567
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	122	21,482,210.48	4.64%	10.220	357	74.37	513
525-549	134	23,720,681.13	5.12%	10.071	357	77.27	537
550-574	410	69,963,875.75	15.10%	9.256	358	77.82	565
575-599	782	118,292,772.59	25.53%	8.891	358	79.64	587
600-624	508	91,818,859.27	19.82%	8.620	358	80.56	611
625-649	400	74,275,829.55	16.03%	8.516	358	80.17	636
650-674	176	35,055,606.53	7.57%	8.334	358	80.25	661
675-699	65	13,467,691.64	2.91%	8.243	358	82.56	684
700+	55	11,792,580.65	2.54%	8.366	358	83.10	733
None	28	3,503,606.04	0.76%	10.344	358	72.53	0
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	47	7,793,209.92	1.68%	8.769	357	39.59	589
50.00- 54.99	30	5,781,617.02	1.25%	9.053	358	52.37	599
55.00- 59.99	50	8,605,536.36	1.86%	8.477	358	57.73	598
60.00- 64.99	92	17,581,124.70	3.79%	8.552	358	62.60	598
65.00- 69.99	139	28,980,401.16	6.25%	8.780	358	66.84	594
70.00- 74.99	161	34,958,009.64	7.54%	8.662	358	72.00	594
75.00- 79.99	270	53,618,978.46	11.57%	8.806	358	76.93	592
80.00	802	120,730,973.17	26.05%	9.005	358	80.00	602
80.01- 84.99	86	20,286,875.72	4.38%	8.203	358	83.39	601
85.00- 89.99	309	63,944,321.30	13.80%	8.795	359	85.92	604
90.00- 94.99	486	92,720,439.92	20.01%	9.117	358	90.03	615
95.00- 99.99	21	1,995,703.91	0.43%	9.977	355	95.33	607
100.00	187	6,376,522.35	1.38%	10.235	356	100.00	620
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	47	7,793,209.92	1.68%	8.769	357	39.59	589
50.00- 54.99	30	5,781,617.02	1.25%	9.053	358	52.37	599
55.00- 59.99	50	8,605,536.36	1.86%	8.477	358	57.73	598
60.00- 64.99	90	17,159,348.71	3.70%	8.494	358	62.57	599
65.00- 69.99	138	29,113,525.54	6.28%	8.803	358	66.81	593
70.00- 74.99	159	34,705,754.70	7.49%	8.664	358	71.98	594
75.00- 79.99	255	52,300,795.39	11.29%	8.772	358	76.89	592
80.00	394	69,739,573.08	15.05%	9.010	358	79.99	601
80.01- 84.99	87	20,382,834.59	4.40%	8.212	358	83.37	600
85.00- 89.99	311	64,326,602.96	13.88%	8.791	359	85.83	604
90.00- 94.99	485	92,668,232.00	20.00%	9.113	358	89.98	615
95.00- 99.99	45	5,690,021.82	1.23%	9.666	357	86.07	600
100.00	589	55,106,661.54	11.89%	9.146	358	82.28	607
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	2	75,027.40	0.02%	9.943	178	83.35	637
240	3	98,314.35	0.02%	11.380	237	100.00	630
360	2,675	463,200,371.88	99.96%	8.890	358	79.43	602
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	2	75,027.40	0.02%	9.943	178	83.35	637
181-240	3	98,314.35	0.02%	11.380	237	100.00	630
301-360	2,675	463,200,371.88	99.96%	8.890	358	79.43	602
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	103	14,804,731.21	3.19%	9.024	357	76.90	606
25.01 -30.00	188	27,073,587.05	5.84%	9.267	358	78.38	598
30.01 -35.00	275	41,221,853.53	8.90%	9.112	358	78.00	603
35.01 -40.00	423	70,088,410.03	15.13%	8.977	358	78.81	602
40.01 -45.00	536	92,565,995.97	19.98%	8.843	358	79.87	606
45.01 -50.00	591	109,760,900.93	23.69%	8.854	358	79.94	602
50.01 -55.00	450	86,348,967.86	18.63%	8.742	358	79.73	600
55.01 -60.00	114	21,509,267.05	4.64%	8.620	358	81.62	598
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,493	458,279,543.19	98.90%	8.870	358	79.21	602
Fixed Rate	187	5,094,170.44	1.10%	10.787	354	99.31	607
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	105,642.49	0.02%	12.250	358	70.00	608
2/13 6 MO LIBOR	1	58,250.48	0.01%	9.350	179	80.00	647
2/28 6 MO LIBOR	1,493	238,209,146.63	51.41%	9.384	358	78.82	599
2/28 6 MO LIBOR 40/30 Balloon	713	158,716,095.64	34.25%	8.373	358	80.45	599
2/28 6 MO LIBOR IO	37	9,944,349.11	2.15%	7.578	358	79.39	665
3/27 6 MO LIBOR	43	7,542,866.74	1.63%	8.831	358	75.82	606
3/27 6 MO LIBOR 40/30 Balloon	33	7,013,502.49	1.51%	8.385	358	79.93	595
3/27 6 MO LIBOR IO	2	656,500.00	0.14%	7.685	359	87.61	722
5/25 6 MO LIBOR	71	12,851,695.63	2.77%	8.874	358	75.26	615
5/25 6 MO LIBOR 40/30 Balloon	88	20,087,958.86	4.34%	7.850	359	78.38	616
5/25 6 MO LIBOR IO	11	3,093,535.12	0.67%	6.848	359	72.38	664
Fixed Rate 15 Yr	1	16,776.92	0.00%	12.000	175	95.00	602
Fixed Rate 20 Yr	3	98,314.35	0.02%	11.380	237	100.00	630
Fixed Rate 30 Yr	183	4,979,079.17	1.07%	10.772	357	99.31	607
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	50	13,694,384.23	2.96%	7.418	358	78.20	668
Not Interest Only	2,630	449,679,329.40	97.04%	8.936	358	79.47	600
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	886	138,933,111.76	29.98%	9.131	358	78.99	600
Prepay Penalty: 12 months	143	40,176,747.89	8.67%	8.569	358	76.18	611
Prepay Penalty: 24 months	1,506	255,304,505.79	55.10%	8.903	358	80.34	600
Prepay Penalty: 30 months	1	194,887.81	0.04%	8.750	359	65.66	580
Prepay Penalty: 36 months	144	28,764,460.38	6.21%	8.077	359	78.18	622
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,493	458,279,543.19	98.90%	8.870	358	79.21	602
Second Lien	187	5,094,170.44	1.10%	10.787	354	99.31	607
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	15	3,557,806.13	0.77%	8.592	359	83.57	631
Full Documentation	1,874	283,953,053.87	61.28%	8.902	358	80.15	594
Lite Documentation	12	2,163,841.18	0.47%	9.787	358	79.66	605
Stated Income Documentation	779	173,699,012.45	37.49%	8.868	358	78.17	616
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,599	329,558,478.41	71.12%	8.729	358	78.20	601
Purchase	815	88,060,643.85	19.00%	9.425	358	83.60	612
Rate/Term Refinance	266	45,754,591.37	9.87%	9.028	358	80.27	598
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	36	12,177,263.51	2.63%	8.444	358	76.96	627
2-4 Units Detached	147	40,504,586.06	8.74%	8.962	358	79.24	615
Condo Low-Rise Attached	78	13,247,890.62	2.86%	9.057	358	81.24	620
Condo Low-Rise Detached	2	544,299.19	0.12%	7.215	355	72.15	634
Condotel Attached	1	377,859.98	0.08%	7.100	359	80.00	745
PUD Attached	38	7,261,710.65	1.57%	8.911	358	80.20	599
PUD Detached	192	34,814,651.23	7.51%	8.715	358	79.66	596
Single Family Attached	94	15,707,163.59	3.39%	9.034	358	79.48	599
Single Family Detached	2,092	338,738,288.80	73.10%	8.908	358	79.44	600
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	302	53,549,098.94	11.56%	9.522	358	83.04	638
Primary	2,324	397,731,758.72	85.83%	8.807	358	78.94	597
Second Home	54	12,092,855.97	2.61%	8.866	358	79.79	628
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	171	35,438,994.88	7.65%	8.896	358	79.70	584
AA	341	66,646,568.12	14.38%	8.856	358	79.85	587
AA+	1,794	298,015,325.54	64.31%	8.628	358	80.96	614
B	140	24,698,797.09	5.33%	9.756	358	76.43	571
C	151	25,285,610.02	5.46%	10.067	358	71.02	577
CC	83	13,288,417.98	2.87%	11.107	358	63.98	568
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	24	2,307,722.92	0.50%	10.108	358	84.19	588
Alaska	2	362,997.94	0.08%	7.842	359	71.75	606
Arizona	56	11,682,610.31	2.52%	8.681	358	79.02	602
Arkansas	10	958,447.82	0.21%	10.113	358	86.93	601
California	209	62,607,462.23	13.51%	7.923	358	76.79	612
Colorado	38	6,591,766.52	1.42%	8.691	358	81.62	600
Connecticut	47	9,675,739.39	2.09%	8.711	358	80.44	606
Delaware	5	722,788.99	0.16%	8.686	359	84.52	599
District of Columbia	8	1,808,521.15	0.39%	9.261	358	70.89	597
Florida	306	59,064,487.50	12.75%	8.903	358	78.92	601
Georgia	94	12,302,422.58	2.65%	9.655	358	82.09	604
Hawaii	12	3,888,155.98	0.84%	8.591	358	78.63	633
Idaho	10	1,334,130.63	0.29%	9.120	359	80.38	580
Illinois	96	16,239,160.96	3.50%	9.361	358	80.14	602
Indiana	38	3,762,605.85	0.81%	9.989	358	82.42	592
Iowa	14	1,280,767.57	0.28%	10.055	358	83.26	607
Kansas	5	445,777.68	0.10%	9.863	335	79.25	600
Kentucky	36	3,492,433.17	0.75%	9.481	358	83.09	598
Louisiana	17	2,189,983.29	0.47%	10.041	358	82.75	607
Maine	24	3,356,995.03	0.72%	9.294	358	83.54	605
Maryland	66	13,897,846.27	3.00%	8.589	358	77.48	605
Massachusetts	127	33,284,084.98	7.18%	8.623	358	79.19	600
Michigan	120	14,860,450.52	3.21%	9.466	358	83.47	592
Minnesota	45	7,276,835.96	1.57%	8.662	357	81.62	612
Mississippi	6	488,530.66	0.11%	10.146	358	85.03	580
Missouri	46	4,793,462.33	1.03%	9.806	358	84.14	593
Montana	6	885,925.82	0.19%	9.121	358	85.39	594
Nevada	30	6,926,999.01	1.49%	8.299	358	80.54	600
New Hampshire	23	4,273,256.73	0.92%	8.815	358	78.21	600
New Jersey	84	22,266,491.99	4.81%	8.682	358	77.03	604
New York	135	35,918,821.81	7.75%	8.630	358	74.68	605
North Carolina	66	9,259,130.57	2.00%	9.523	358	82.73	606
North Dakota	2	141,514.49	0.03%	10.579	358	79.33	585
Ohio	94	9,889,830.60	2.13%	9.763	358	81.95	604
Oklahoma	13	1,150,395.45	0.25%	9.436	358	84.77	581
Oregon	23	4,763,793.96	1.03%	8.404	358	80.79	606
Pennsylvania	77	10,040,736.66	2.17%	9.401	358	80.78	591
Rhode Island	29	6,319,473.76	1.36%	8.552	358	81.23	624
South Carolina	31	4,060,202.93	0.88%	9.244	357	79.04	603
South Dakota	3	273,842.53	0.06%	9.293	359	85.97	576
Tennessee	35	2,698,991.34	0.58%	9.707	358	85.18	596
Texas	366	30,686,445.65	6.62%	9.770	358	80.99	593
Utah	13	2,064,594.93	0.45%	8.568	359	86.07	630
Vermont	11	1,552,554.01	0.34%	9.643	358	80.95	609
Virginia	69	10,782,375.11	2.33%	9.442	358	81.23	592
Washington	57	12,411,485.58	2.68%	8.577	358	81.14	592
Wisconsin	49	7,912,667.65	1.71%	9.256	357	81.53	597
Wyoming	3	417,994.82	0.09%	10.182	358	81.82	578
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,244	409,104,137.77	88.29%	8.869	358	79.38	602
Silent 2nd	436	54,269,575.86	11.71%	9.058	359	79.82	604
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	137,943.70	0.03%	11.021	357	75.59	522
3.500 - 3.999	1	70,728.91	0.02%	11.140	351	80.00	542
4.000 - 4.499	4	273,641.70	0.06%	11.920	358	63.52	551
4.500 - 4.999	4	842,361.78	0.18%	10.486	357	76.22	566
5.000 - 5.499	50	8,183,268.90	1.79%	9.567	357	77.92	588
5.500 - 5.999	662	120,182,268.13	26.22%	8.406	359	79.24	616
6.000 - 6.499	1,327	244,371,151.69	53.32%	8.789	358	80.80	604
6.500 - 6.999	250	46,423,509.00	10.13%	9.470	358	76.95	576
7.000 - 7.499	145	27,695,150.34	6.04%	9.946	358	72.03	579
7.500 - 7.999	48	10,099,519.04	2.20%	9.805	357	72.24	580
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	10	2,923,457.05	0.64%	6.519	358	69.37	640
6.000 - 6.499	24	6,774,289.25	1.48%	6.539	358	73.91	614
6.500 - 6.999	76	21,172,325.71	4.62%	6.796	358	74.56	627
7.000 - 7.499	111	30,861,462.72	6.73%	7.252	358	77.26	623
7.500 - 7.999	233	59,746,115.08	13.04%	7.781	358	78.37	619
8.000 - 8.499	291	64,851,140.00	14.15%	8.234	358	79.88	608
8.500 - 8.999	415	83,301,644.08	18.18%	8.750	358	80.66	601
9.000 - 9.499	315	54,363,433.89	11.86%	9.224	358	80.78	601
9.500 - 9.999	333	52,452,034.38	11.45%	9.741	358	81.02	595
10.000 -10.499	199	26,050,569.10	5.68%	10.238	358	79.93	586
10.500 -10.999	185	23,129,477.80	5.05%	10.719	358	79.43	580
11.000 -11.499	127	15,752,908.77	3.44%	11.223	358	76.83	568
11.500 -11.999	105	10,554,601.84	2.30%	11.726	358	77.10	566
12.000 -12.499	45	4,231,872.19	0.92%	12.230	358	74.59	551
12.500 -12.999	24	2,114,211.33	0.46%	12.656	358	72.32	549
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	219,539.28	0.05%	6.200	358	75.00	555
9.500 - 9.999	3	760,106.28	0.17%	6.880	359	71.43	668
10.000 -10.499	3	867,702.39	0.19%	7.303	359	80.80	646
10.500 -10.999	3	760,587.95	0.17%	7.785	359	78.89	598
11.000 -11.499	1	107,852.57	0.02%	8.350	359	80.00	627
11.500 -11.999	11	2,714,729.96	0.59%	6.488	358	71.30	658
12.000 -12.499	25	6,835,803.94	1.49%	6.579	359	74.01	619
12.500 -12.999	77	20,950,403.28	4.57%	6.899	358	75.40	625
13.000 -13.499	112	30,317,679.05	6.62%	7.281	358	77.22	622
13.500 -13.999	231	58,461,726.49	12.76%	7.778	358	78.24	619
14.000 -14.499	291	64,715,453.56	14.12%	8.236	358	79.86	608
14.500 -14.999	412	82,861,601.33	18.08%	8.751	358	80.66	601
15.000 -15.499	312	53,746,789.70	11.73%	9.226	358	80.93	602
15.500 -15.999	334	53,136,292.07	11.59%	9.717	358	80.83	594
16.000 -16.499	197	26,072,309.65	5.69%	10.233	358	79.86	585
16.500 -16.999	184	23,317,568.00	5.09%	10.696	358	79.10	581
17.000 -17.499	125	15,019,160.77	3.28%	11.212	358	76.83	571
17.500 -17.999	102	10,216,258.89	2.23%	11.714	358	77.27	566
18.000 -18.499	46	5,035,930.66	1.10%	12.080	358	74.36	545
18.500 -18.999	23	2,162,047.37	0.47%	12.564	358	72.42	546
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	25	6,120,650.29	1.34%	8.104	357	70.79	593
3.000	2,468	452,158,892.90	98.66%	8.880	358	79.33	602
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,491	457,808,090.06	99.90%	8.869	358	79.21	602
1.500	2	471,453.13	0.10%	9.605	358	83.58	594
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
01/01/08	3	489,832.23	0.11%	9.019	351	60.30	596
02/01/08	10	1,674,964.61	0.37%	9.836	352	75.08	572
03/01/08	3	427,752.48	0.09%	8.936	353	71.58	585
04/01/08	9	1,520,744.44	0.33%	7.816	354	71.62	631
05/01/08	38	7,655,402.35	1.67%	8.999	355	78.18	581
06/01/08	90	16,326,465.30	3.56%	9.490	356	77.92	583
07/01/08	317	59,906,154.76	13.07%	9.215	357	79.58	586
08/01/08	558	100,249,360.13	21.88%	9.358	358	79.29	592
09/01/08	1,215	218,525,165.56	47.68%	8.642	359	79.83	611
10/01/08	1	152,000.00	0.03%	8.100	360	80.00	635
03/01/09	2	449,223.60	0.10%	7.607	353	80.63	572
04/01/09	2	646,971.08	0.14%	8.687	354	79.73	564
06/01/09	4	724,706.71	0.16%	8.885	356	73.71	576
07/01/09	7	848,226.79	0.19%	9.872	357	78.61	598
08/01/09	15	2,956,636.61	0.65%	9.399	358	75.71	584
09/01/09	48	9,587,104.44	2.09%	8.222	359	79.09	619
01/01/11	1	210,238.63	0.05%	6.900	351	75.36	688
02/01/11	1	375,816.80	0.08%	7.750	352	70.00	652
05/01/11	1	101,709.82	0.02%	8.875	355	30.00	670
06/01/11	2	367,343.56	0.08%	9.319	356	63.51	595
07/01/11	15	3,832,163.90	0.84%	8.221	357	79.10	596
08/01/11	29	5,557,758.77	1.21%	8.703	358	75.40	596
09/01/11	121	25,588,158.13	5.58%	7.987	359	77.18	628
08/01/21	1	105,642.49	0.02%	12.250	358	70.00	608
Total	2,493	458,279,543.19	100.00%	8.870	358	79.21	602

MI Insurer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No MI	2,374	385,131,864.74	83.11%	8.948	358	77.95	600
MGIC	306	78,241,848.89	16.89%	8.611	358	86.76	614
Total	2,680	463,373,713.63	100.00%	8.891	358	79.43	602

Group II Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$536,626,311	$15,020	$2,166,816
Average Scheduled Principal Balance	$224,061
Number of Mortgage Loans	2,395

Weighted Average Gross Coupon	8.643%	5.700%	14.850%
Weighted Average FICO Score	612	500	809
Weighted Average Combined Original LTV	81.58%	30.30%	100.00%
Weighted Average Debt-to-Income	42.53%	0.45%	66.92%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	179 months	360 months
Weighted Average Seasoning	2 months	0 months	9 months

Weighted Average Gross Margin	6.122%	4.000%	9.750%
Weighted Average Minimum Interest Rate	8.351%	5.500%	14.300%
Weighted Average Maximum Interest Rate	14.372%	9.600%	20.300%
Weighted Average Initial Rate Cap	2.979%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	15 months	180 months

Maturity Date		Sep 1 2021	Oct 1 2036
Maximum Zip Code Concentration	0.44%	91381

ARM	93.49%
Fixed Rate	6.51%

15/15 6 MO LIBOR	0.03%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	35.98%
2/28 6 MO LIBOR 40/30 Balloon	33.94%
2/28 6 MO LIBOR IO	15.18%
3/27 6 MO LIBOR	0.86%
3/27 6 MO LIBOR 40/30 Balloon	0.54%
3/27 6 MO LIBOR IO	0.50%
5/25 6 MO LIBOR	2.31%
5/25 6 MO LIBOR 40/30 Balloon	1.65%
5/25 6 MO LIBOR IO	2.50%
Fixed Rate 20 Yr	0.02%
Fixed Rate 30 Yr	6.49%

Interest Only	18.17%
Not Interest Only	81.83%

Prepay Penalty: 0 months	25.95%
Prepay Penalty: 12 months	10.69%
Prepay Penalty: 24 months	57.90%
Prepay Penalty: 30 months	0.08%
Prepay Penalty: 36 months	5.37%

First Lien	93.46%
Second Lien	6.54%

Business Bank Statements	1.68%
Full Documentation	54.76%
Lite Documentation	0.91%
No Documentation	1.32%
Stated Income Documentation	41.33%

Cash Out Refinance	50.05%
Purchase	45.61%
Rate/Term Refinance	4.34%

2-4 Units Attached	1.62%
2-4 Units Detached	5.30%
Condo Conversion Attached	0.08%
Condo High-Rise Attached	0.37%
Condo Low-Rise Attached	2.21%
Condo Low-Rise Detached	0.01%
Manufactured Housing	0.05%
PUD Attached	0.89%
PUD Detached	14.56%
Single Family Attached	2.20%
Single Family Detached	72.72%

Non-owner	4.03%
Primary	94.61%
Second Home	1.36%

Top 5 States:
California	31.51%
Florida	9.48%
Texas	8.97%
New York	8.36%
Massachusetts	5.64%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	628	19,477,471.07	3.63%	12.558	357	99.18	595
50,000.01 - 100,000.00	347	24,957,406.40	4.65%	11.361	357	88.68	604
100,000.01 - 150,000.00	335	41,405,578.31	7.72%	9.559	358	82.11	598
150,000.01 - 200,000.00	203	35,305,084.77	6.58%	8.989	358	81.42	605
200,000.01 - 250,000.00	148	32,889,338.10	6.13%	8.682	359	81.88	606
250,000.01 - 300,000.00	108	29,775,272.88	5.55%	8.376	358	81.91	611
300,000.01 - 350,000.00	97	31,563,677.69	5.88%	8.198	358	82.49	608
350,000.01 - 400,000.00	59	22,193,832.55	4.14%	7.998	358	80.81	625
400,000.01 - 450,000.00	85	36,768,395.47	6.85%	8.249	358	81.96	609
450,000.01 - 500,000.00	90	42,937,367.78	8.00%	8.117	358	79.77	612
500,000.01 - 550,000.00	55	28,883,729.66	5.38%	8.088	359	80.99	614
550,000.01 - 600,000.00	42	24,116,625.17	4.49%	8.287	358	83.83	611
600,000.01 - 650,000.00	37	23,211,822.14	4.33%	7.999	358	80.34	625
650,000.01 - 700,000.00	34	22,911,388.83	4.27%	8.279	358	83.50	618
700,000.01 - 750,000.00	24	17,434,838.97	3.25%	8.096	358	83.96	630
750,000.01 - 800,000.00	19	14,749,142.39	2.75%	8.198	358	85.87	612
800,000.01 - 850,000.00	13	10,780,865.62	2.01%	8.040	358	78.06	604
850,000.01 - 900,000.00	12	10,494,079.88	1.96%	8.699	357	78.87	610
900,000.01 - 950,000.00	6	5,631,426.92	1.05%	7.906	358	79.69	612
950,000.01 - 1,000,000.00	12	11,738,435.88	2.19%	8.189	358	77.62	618
1,000,000.01+	41	49,400,530.98	9.21%	7.780	358	70.66	624
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	5,519,303.57	1.03%	5.741	359	71.61	665
6.000 - 6.499	20	9,148,915.59	1.70%	6.214	359	76.64	643
6.500 - 6.999	69	31,721,049.17	5.91%	6.782	359	79.41	626
7.000 - 7.499	102	49,547,528.08	9.23%	7.257	358	78.19	620
7.500 - 7.999	230	103,392,893.03	19.27%	7.757	358	79.64	624
8.000 - 8.499	229	87,026,929.12	16.22%	8.226	358	80.25	618
8.500 - 8.999	289	90,724,055.80	16.91%	8.758	358	81.33	609
9.000 - 9.499	206	48,424,673.78	9.02%	9.200	358	82.93	602
9.500 - 9.999	394	48,300,886.48	9.00%	9.756	358	83.52	584
10.000 -10.499	95	17,055,962.59	3.18%	10.228	358	82.03	579
10.500 -10.999	68	9,013,090.31	1.68%	10.703	358	82.99	602
11.000 -11.499	46	6,562,607.20	1.22%	11.210	358	87.30	595
11.500 -11.999	49	4,124,211.63	0.77%	11.713	358	86.10	601
12.000 -12.499	32	2,493,747.97	0.46%	12.188	357	89.81	607
12.500 -12.999	34	2,419,266.99	0.45%	12.679	357	94.21	587
13.000 -13.499	137	6,219,142.44	1.16%	13.268	357	99.90	603
13.500 -13.999	127	4,717,363.69	0.88%	13.802	356	99.83	590
14.000 -14.499	250	9,850,452.68	1.84%	14.102	357	99.95	588
14.500 -14.999	10	364,231.34	0.07%	14.559	357	100.00	586
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	46	12,940,014.25	2.41%	9.889	357	77.08	514
525-549	39	14,832,372.21	2.76%	9.411	357	74.68	539
550-574	216	46,783,361.98	8.72%	9.097	358	80.99	564
575-599	1,029	155,442,987.83	28.97%	9.074	358	82.76	587
600-624	549	130,925,872.55	24.40%	8.467	358	82.61	611
625-649	248	85,768,564.66	15.98%	8.087	358	81.18	636
650-674	131	49,341,749.74	9.19%	8.175	358	78.31	661
675-699	62	19,077,946.99	3.56%	8.004	358	83.73	686
700+	65	20,271,861.08	3.78%	8.040	359	82.82	732
None	10	1,241,580.17	0.23%	10.697	358	79.79	0
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	10	3,439,245.22	0.64%	8.583	357	44.73	606
50.00- 54.99	6	3,180,183.88	0.59%	7.915	353	53.01	543
55.00- 59.99	12	4,841,520.32	0.90%	7.752	358	57.95	641
60.00- 64.99	32	13,426,256.23	2.50%	7.870	358	62.38	618
65.00- 69.99	54	28,503,119.00	5.31%	7.724	358	66.89	615
70.00- 74.99	63	34,237,895.44	6.38%	7.992	358	71.61	615
75.00- 79.99	108	43,319,262.25	8.07%	8.348	358	76.88	598
80.00	792	186,073,825.44	34.67%	8.523	359	80.00	610
80.01- 84.99	59	24,461,802.95	4.56%	8.176	358	83.60	616
85.00- 89.99	139	59,539,553.13	11.10%	8.152	358	86.02	617
90.00- 94.99	280	95,264,811.15	17.75%	8.669	358	90.00	613
95.00- 99.99	30	2,943,923.16	0.55%	10.361	357	95.44	623
100.00	810	37,394,913.29	6.97%	12.227	357	100.00	614
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	10	3,439,245.22	0.64%	8.583	357	44.73	606
50.00- 54.99	6	3,180,183.88	0.59%	7.915	353	53.01	543
55.00- 59.99	12	4,841,520.32	0.90%	7.752	358	57.95	641
60.00- 64.99	32	13,426,256.23	2.50%	7.870	358	62.38	618
65.00- 69.99	53	28,003,119.00	5.22%	7.737	358	66.90	613
70.00- 74.99	61	33,415,429.00	6.23%	7.975	358	71.65	615
75.00- 79.99	98	41,751,921.79	7.78%	8.340	358	76.85	597
80.00	192	70,886,457.90	13.21%	8.429	358	79.89	605
80.01- 84.99	59	24,461,802.95	4.56%	8.176	358	83.60	616
85.00- 89.99	140	58,810,389.08	10.96%	8.150	358	85.93	616
90.00- 94.99	280	95,374,175.46	17.77%	8.673	358	89.89	614
95.00- 99.99	50	7,792,790.31	1.45%	9.419	358	87.11	616
100.00	1,402	151,243,020.32	28.18%	9.465	358	84.94	614
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	1	74,787.69	0.01%	8.250	179	51.72	657
240	3	88,352.00	0.02%	12.861	237	100.00	605
360	2,391	536,463,171.77	99.97%	8.643	358	81.58	612
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	74,787.69	0.01%	8.250	179	51.72	657
181-240	3	88,352.00	0.02%	12.861	237	100.00	605
301-360	2,391	536,463,171.77	99.97%	8.643	358	81.58	612
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	125	20,115,113.25	3.75%	9.237	358	81.06	607
20.01 -25.00	82	12,828,355.41	2.39%	8.870	358	80.95	614
25.01 -30.00	172	30,358,425.29	5.66%	8.840	358	80.88	607
30.01 -35.00	247	42,627,927.97	7.94%	8.803	358	83.63	613
35.01 -40.00	344	70,919,437.85	13.22%	8.708	358	81.72	611
40.01 -45.00	422	99,138,310.12	18.47%	8.672	358	80.95	614
45.01 -50.00	498	125,847,369.27	23.45%	8.555	358	82.34	611
50.01 -55.00	395	99,573,596.17	18.56%	8.550	358	81.52	607
55.01 -60.00	84	26,475,741.55	4.93%	8.163	358	79.69	608
60.01+	7	1,590,862.76	0.30%	8.029	357	85.21	604
None	19	7,151,171.82	1.33%	8.487	358	75.61	681
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,576	501,697,966.20	93.49%	8.364	358	80.31	612
Fixed Rate	819	34,928,345.26	6.51%	12.649	357	99.74	605
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	6	146,166.54	0.03%	13.890	360	100.00	591
2/13 6 MO LIBOR	1	74,787.69	0.01%	8.250	179	51.72	657
2/28 6 MO LIBOR	812	193,068,634.54	35.98%	8.929	358	80.20	604
2/28 6 MO LIBOR 40/30 Balloon	435	182,116,686.76	33.94%	8.176	358	80.49	606
2/28 6 MO LIBOR IO	220	81,440,398.49	15.18%	7.874	358	81.17	627
3/27 6 MO LIBOR	15	4,615,943.88	0.86%	8.404	359	77.68	640
3/27 6 MO LIBOR 40/30 Balloon	9	2,885,329.54	0.54%	8.033	359	82.61	610
3/27 6 MO LIBOR IO	4	2,692,140.00	0.50%	6.734	359	75.52	714
5/25 6 MO LIBOR	33	12,420,723.33	2.31%	7.863	359	76.90	635
5/25 6 MO LIBOR 40/30 Balloon	17	8,839,657.56	1.65%	7.668	359	80.64	621
5/25 6 MO LIBOR IO	24	13,397,497.87	2.50%	7.021	358	78.67	655
Fixed Rate 20 Yr	3	88,352.00	0.02%	12.861	237	100.00	605
Fixed Rate 30 Yr	816	34,839,993.26	6.49%	12.648	357	99.74	605
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	248	97,530,036.36	18.17%	7.726	358	80.67	633
Not Interest Only	2,147	439,096,275.10	81.83%	8.847	358	81.78	607
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	861	139,258,344.46	25.95%	9.212	358	82.71	616
Prepay Penalty: 12 months	131	57,390,677.77	10.69%	8.351	358	80.04	626
Prepay Penalty: 24 months	1,309	310,731,585.39	57.90%	8.537	358	81.45	605
Prepay Penalty: 30 months	1	424,641.19	0.08%	6.850	359	79.66	648
Prepay Penalty: 36 months	93	28,821,062.65	5.37%	7.646	359	80.56	639
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,570	501,551,799.66	93.46%	8.363	358	80.31	612
Second Lien	825	35,074,511.80	6.54%	12.654	357	99.74	605
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	32	9,037,978.85	1.68%	8.720	359	81.92	596
Full Documentation	1,785	293,845,043.89	54.76%	8.763	358	83.17	601
Lite Documentation	11	4,861,565.89	0.91%	8.499	358	84.50	613
No Documentation	18	7,072,684.77	1.32%	8.459	358	75.34	681
Stated Income Documentation	549	221,809,038.06	41.33%	8.491	358	79.59	625
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	606	268,562,865.98	50.05%	8.197	358	79.05	612
Purchase	1,706	244,768,233.67	45.61%	9.147	358	84.55	612
Rate/Term Refinance	83	23,295,211.81	4.34%	8.494	358	79.47	598
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	17	8,697,796.64	1.62%	8.629	359	82.02	656
2-4 Units Detached	75	28,420,478.10	5.30%	8.670	358	82.69	627
Condo Conversion Attached	4	421,285.48	0.08%	10.557	358	87.44	599
Condo High-Rise Attached	5	1,984,158.87	0.37%	8.413	359	83.93	648
Condo Low-Rise Attached	61	11,834,520.77	2.21%	9.319	358	82.71	617
Condo Low-Rise Detached	1	39,774.51	0.01%	13.350	357	100.00	604
Manufactured Housing	2	286,402.41	0.05%	10.207	351	85.00	622
PUD Attached	29	4,767,272.30	0.89%	8.621	358	86.79	630
PUD Detached	402	78,147,820.91	14.56%	8.775	358	82.25	605
Single Family Attached	51	11,797,803.46	2.20%	8.362	358	82.02	613
Single Family Detached	1,748	390,228,998.01	72.72%	8.601	358	81.22	610
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	86	21,638,649.61	4.03%	9.389	358	81.86	641
Primary	2,299	507,699,741.70	94.61%	8.615	358	81.74	610
Second Home	10	7,287,920.15	1.36%	8.393	358	69.44	607
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	76	28,431,212.58	5.30%	8.454	358	78.27	583
AA	180	58,401,344.95	10.88%	8.627	358	80.70	593
AA+	2,042	421,153,287.83	78.48%	8.588	358	82.20	619
B	64	22,214,501.84	4.14%	9.604	357	78.47	567
C	25	4,942,904.29	0.92%	9.696	358	76.24	585
CC	8	1,483,059.97	0.28%	10.793	358	66.20	598
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	19	1,353,092.27	0.25%	10.338	358	87.27	600
Arizona	49	11,261,466.88	2.10%	8.617	358	82.44	610
Arkansas	7	407,533.25	0.08%	10.786	358	87.28	595
California	341	169,074,531.47	31.51%	7.961	358	81.33	614
Colorado	40	6,179,263.07	1.15%	9.234	358	81.84	615
Connecticut	22	5,609,918.21	1.05%	8.238	358	79.34	616
Delaware	1	223,781.14	0.04%	7.725	359	70.00	600
District of Columbia	5	3,624,389.23	0.68%	8.855	357	58.55	566
Florida	252	50,870,094.83	9.48%	9.025	358	82.53	610
Georgia	84	12,489,762.64	2.33%	9.201	358	78.49	614
Hawaii	7	3,351,035.18	0.62%	7.285	359	75.53	633
Idaho	11	2,006,912.56	0.37%	8.071	359	84.31	616
Illinois	51	5,462,793.30	1.02%	10.221	358	86.19	602
Indiana	34	2,945,410.13	0.55%	9.668	357	85.79	609
Iowa	13	1,087,873.53	0.20%	9.691	358	80.86	625
Kansas	6	146,166.54	0.03%	13.890	360	100.00	591
Kentucky	19	1,944,458.23	0.36%	9.589	359	86.35	602
Louisiana	25	2,567,698.71	0.48%	9.831	357	84.52	597
Maine	16	3,320,210.87	0.62%	9.152	358	80.00	602
Maryland	35	8,741,357.07	1.63%	8.295	358	79.76	617
Massachusetts	79	30,255,527.78	5.64%	8.477	358	80.83	627
Michigan	99	11,318,547.02	2.11%	9.528	358	80.43	594
Minnesota	17	4,269,752.84	0.80%	8.796	359	84.10	620
Mississippi	10	1,331,399.86	0.25%	9.079	359	83.19	609
Missouri	32	3,299,604.08	0.61%	10.334	359	83.90	589
Nebraska	2	83,180.45	0.02%	12.925	356	88.13	594
Nevada	43	9,065,644.51	1.69%	8.937	359	84.33	602
New Hampshire	16	3,012,250.11	0.56%	9.509	358	80.52	586
New Jersey	65	25,059,609.58	4.67%	8.820	358	79.25	612
New York	121	44,849,388.84	8.36%	8.300	358	81.80	633
North Carolina	52	6,466,096.68	1.20%	9.666	358	82.77	616
North Dakota	1	121,293.29	0.02%	8.370	359	80.00	604
Ohio	72	5,419,718.07	1.01%	10.147	358	85.82	599
Oklahoma	24	1,657,785.30	0.31%	9.984	358	86.18	598
Oregon	14	5,806,318.04	1.08%	8.459	358	79.98	624
Pennsylvania	54	7,904,560.84	1.47%	9.201	357	82.28	589
Rhode Island	21	4,727,389.88	0.88%	8.929	358	80.80	610
South Carolina	31	2,572,902.97	0.48%	9.941	358	85.97	613
South Dakota	1	25,126.74	0.00%	14.200	357	100.00	582
Tennessee	20	2,183,033.75	0.41%	9.197	358	80.96	600
Texas	439	48,132,322.87	8.97%	9.178	358	82.93	597
Utah	15	3,224,127.57	0.60%	8.672	359	83.72	616
Vermont	3	122,111.02	0.02%	13.122	357	71.49	567
Virginia	76	13,704,316.24	2.55%	9.273	358	81.67	599
Washington	32	7,820,011.05	1.46%	9.014	358	82.74	609
Wisconsin	14	1,194,559.49	0.22%	9.980	358	85.70	592
Wyoming	5	331,983.48	0.06%	10.001	358	87.42	590
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,774	415,108,077.56	77.36%	8.660	358	82.04	611
Silent 2nd	621	121,518,233.90	22.64%	8.587	359	80.00	614
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	6	1,160,870.27	0.23%	7.620	359	81.11	651
5.000 - 5.499	10	4,512,812.31	0.90%	6.931	358	68.74	616
5.500 - 5.999	561	155,468,322.50	30.99%	8.116	359	80.30	619
6.000 - 6.499	832	283,294,964.67	56.47%	8.370	358	81.01	614
6.500 - 6.999	96	36,215,131.78	7.22%	9.109	358	78.42	579
7.000 - 7.499	28	7,333,253.05	1.46%	9.094	357	76.91	615
7.500 - 7.999	20	7,683,938.32	1.53%	8.922	356	79.93	589
8.000 - 8.499	16	4,646,171.75	0.93%	9.514	357	72.45	560
8.500 - 8.999	4	680,176.66	0.14%	9.808	357	78.87	623
9.000 - 9.499	2	267,653.91	0.05%	10.216	357	78.43	567
9.500 - 9.999	1	434,670.98	0.09%	10.750	358	62.14	533
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	12	7,058,360.97	1.41%	6.138	358	73.44	666
6.000 - 6.499	21	9,231,651.77	1.84%	6.238	359	76.67	643
6.500 - 6.999	69	31,747,715.98	6.33%	6.795	359	79.37	625
7.000 - 7.499	101	49,085,128.08	9.78%	7.256	358	78.17	620
7.500 - 7.999	231	103,875,352.28	20.70%	7.768	358	79.75	624
8.000 - 8.499	230	87,382,259.10	17.42%	8.237	358	80.15	617
8.500 - 8.999	285	89,572,867.58	17.85%	8.762	358	81.22	609
9.000 - 9.499	199	47,908,696.72	9.55%	9.199	358	82.85	603
9.500 - 9.999	203	41,898,506.26	8.35%	9.730	358	81.14	583
10.000 -10.499	91	16,716,746.83	3.33%	10.227	358	81.67	577
10.500 -10.999	54	7,731,792.35	1.54%	10.695	358	82.61	596
11.000 -11.499	30	5,044,223.15	1.01%	11.203	358	83.48	564
11.500 -11.999	25	2,321,363.38	0.46%	11.713	358	75.82	560
12.000 -12.499	15	1,329,932.28	0.27%	12.198	358	81.04	563
12.500 -12.999	4	647,202.93	0.13%	12.535	358	83.47	522
13.500 -13.999	4	99,691.04	0.02%	13.699	360	100.00	592
14.000 -14.499	2	46,475.50	0.01%	14.300	359	100.00	588
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	2	467,484.34	0.09%	6.654	359	87.83	628
10.000 -10.499	1	365,374.02	0.07%	7.150	359	80.00	664
10.500 -10.999	1	449,193.94	0.09%	7.900	358	80.00	598
11.500 -11.999	9	5,767,991.89	1.15%	5.865	359	71.97	661
12.000 -12.499	21	9,246,422.51	1.84%	6.243	359	76.67	643
12.500 -12.999	66	30,641,158.79	6.11%	6.798	359	79.16	626
13.000 -13.499	99	47,519,025.72	9.47%	7.254	358	78.53	619
13.500 -13.999	225	100,942,414.37	20.12%	7.746	358	79.70	624
14.000 -14.499	230	88,123,360.58	17.57%	8.210	358	79.96	617
14.500 -14.999	287	91,172,327.28	18.17%	8.734	358	81.28	609
15.000 -15.499	199	48,497,388.38	9.67%	9.189	358	83.01	605
15.500 -15.999	207	43,551,729.42	8.68%	9.675	358	81.10	586
16.000 -16.499	92	16,846,613.20	3.36%	10.220	358	81.42	576
16.500 -16.999	56	8,151,492.32	1.62%	10.629	358	81.31	596
17.000 -17.499	30	5,044,223.15	1.01%	11.203	358	83.48	564
17.500 -17.999	26	2,788,464.54	0.56%	11.550	357	76.52	554
18.000 -18.499	15	1,329,932.28	0.27%	12.198	358	81.04	563
18.500 -18.999	4	647,202.93	0.13%	12.535	358	83.47	522
19.500 -19.999	4	99,691.04	0.02%	13.699	360	100.00	592
20.000 -20.499	2	46,475.50	0.01%	14.300	359	100.00	588
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	449,193.94	0.09%	7.900	358	80.00	598
2.000	23	9,521,838.58	1.90%	8.210	357	74.42	602
3.000	1,552	491,726,933.68	98.01%	8.368	358	80.43	612
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,575	501,178,870.27	99.90%	8.364	358	80.31	612
1.500	1	519,095.93	0.10%	8.750	357	80.00	589
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
01/01/08	4	1,455,133.59	0.29%	8.462	351	84.03	603
02/01/08	5	2,380,563.57	0.47%	8.017	352	75.65	601
03/01/08	3	1,327,247.25	0.26%	8.250	353	78.42	585
04/01/08	12	4,435,570.76	0.88%	8.604	354	80.97	595
05/01/08	18	12,327,731.93	2.46%	8.017	355	78.04	610
06/01/08	42	19,473,185.52	3.88%	8.648	356	76.49	593
07/01/08	163	63,427,564.00	12.64%	8.515	357	80.18	596
08/01/08	285	89,695,010.58	17.88%	8.770	358	81.91	609
09/01/08	935	261,890,500.28	52.20%	8.315	359	80.50	614
10/01/08	1	288,000.00	0.06%	9.500	360	80.00	587
07/01/09	1	173,506.27	0.03%	11.250	357	80.00	635
08/01/09	8	2,032,028.24	0.41%	8.400	358	79.84	605
09/01/09	19	7,987,878.91	1.59%	7.646	359	78.14	663
06/01/11	2	1,723,500.00	0.34%	7.349	356	62.59	651
07/01/11	8	2,687,610.95	0.54%	7.200	357	76.53	631
08/01/11	10	3,945,390.44	0.79%	7.952	358	78.55	614
09/01/11	54	26,301,377.37	5.24%	7.457	359	79.79	643
09/01/21	3	72,686.54	0.01%	13.935	359	100.00	591
10/01/21	3	73,480.00	0.01%	13.846	360	100.00	590
Total	1,576	501,697,966.20	100.00%	8.364	358	80.31	612

MI Insurer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No MI	2,226	477,695,328.40	89.02%	8.674	358	80.90	612
MGIC	169	58,930,983.06	10.98%	8.390	358	87.09	611
Total	2,395	536,626,311.46	100.00%	8.643	358	81.58	612